Exhibit 10.17

PURCHASE ORDER
CONTRACT NO.:
DATE:
Sellers:					TEL :
Address:
Buyer	SHENZHEN LOHAS SUPPLY CHAIN MANAGEMENT LTD				TEL :
Address:	818 Haitian Yisibo Software Building, Nanshan District, Shenzhen City, Guangdong Province, China

The undersigned Sellers and Buyers have agreed to close the following transactions according to the terms and conditions stipulated below:

NO	Description & Specification		Quantity (KG)	Price (USD)	Amount (USD)
1		kg
2		kg
3		kg
4		kg
5		kg
6		kg
7		kg
Total:
CIF SHENZHEN, CHINA

1. With 5% increase or decrease both in quantity and amount allowed, at the seller’s discretion.

2. Packing:	Cartons or other

3. Time of shipment: From To

4. Port of Destination: Any Port In Shenzhen, China

5. Terms of payment: T/T

6. Freight forwarder:

7. Export base:

8. Quality/Quantity Discrepancy & Claim: In case the quality and/or quantity/weight are found by the Buyers to be not in conformity with the Contract after arrival of the goods at the port of destination, the Buyers may lodge a claim with the Sellers supported by survey report issued by an inspection organization agreed upon by both partied, with the exception, however, of those claims for which the insurance company and/or the shipping company are to be held responsible. Claim for quality discrepancy should be filed by the Buyers within 20 days after arrival of the goods at the port of destination, while for quantity/weight discrepancy claim should be filed by the Buyers within 90 days after arrival of the goods at the port of destination. The Sellers shall, within 120 days after receipt of the notification of the claim, send reply to the Buyers.

9. Arbitration: All disputes in connection with this Contract or the execution thereof shall be settled by negotiation between two parties. If no settlement can be reached, the case in dispute shall then be submitted for arbitration to the Foreign Trade Arbitration Commission of the China Council for the Promotion of International Trade in accordance with the provisional rules of procedure of the Foreign Trade Arbitration Commission of the China Council for the Promotion of International Trade. The decision made by the Commission shall be taken as final and binding upon both parties. The arbitration expenses shall be borne by the losing party unless otherwise awarded by the Commission.

	THE SELLER			THE BUYER